Exhibit 10.5

NOTICE OF GRANT OF DEFERRED STOCK UNITS

AND GRANT AGREEMENT

Progress Software Corporation

ID: 04-2746201

15 Wayside Road, Suite 400

Burlington, Massachusetts 01803

Grantee Name:

ISSUED PURSUANT TO THE 2008 STOCK OPTION AND INCENTIVE PLAN

Grant Type:

Award Number:

Date of DSU Award:

Plan:

Total Number of Shares Granted:

Congratulations on your new award! You have been awarded Deferred Stock Units of Progress Software Corporation per the details above. This Deferred Stock Unit is subject to the full terms and conditions attached hereto. These Deferred Stock Units are restricted until the vest dates defined in your E*TRADE account (by clicking on the award number you will see the full vesting details).

DEFERRED STOCK UNIT AWARD AGREEMENT
UNDER THE PROGRESS SOFTWARE CORPORATION
2008 STOCK OPTION AND INCENTIVE PLAN

Pursuant to the Progress Software Corporation 2008 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Progress Software Corporation (the “Company”) hereby grants to the Grantee the number of Deferred Stock Units (“DSUs”) specified in the Grantee’s grant, subject to the terms set forth herein and in the Plan. This Award represents a promise to pay out to the Grantee at a future date a number of shares of common stock, par value $.01 per share (the “Stock”) of the Company equal to the number of vested DSUs.

1.	Restrictions on Transferability. DSUs granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to settlement, other than by will or the laws of descent and distribution.
2.	Vesting of DSUs. The DSUs shall fully vest in a single installment on the date of the Company’s next annual meeting of stockholders following the Grant Date. Notwithstanding the foregoing, in the event of a Sale Event, the DSUs shall become fully vested.
3.	Timing and Form of Payout. The DSUs will be paid out in full in the form of shares of Stock as soon as practical after the Grantee retires or otherwise terminates his or her service as a Director to the Company; provided, however, that if the Grantee has made a valid election to defer the time of settlement in accordance with the Plan and applicable Company procedures, the DSUs shall instead be settled at the time specified in such election.
4.	Voting Rights and Dividends. Until such time as the DSUs are paid out in shares of Stock, the Grantee shall not have voting rights. However, all dividends and other distributions paid with respect to the DSUs shall accrue and shall be converted to additional DSUs based on the closing price of the Stock on the dividend distribution date. Such additional DSUs shall be subject to the same restrictions on transferability as are the DSUs with respect to which they were paid. DSUs do not represent actual outstanding shares of Stock.
5.	Beneficiary Designation. The Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.
6.	Continuation of Service as Director. This Agreement shall not confer upon the Grantee any right to continue service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Grantee’s service at any time.
7.	Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
8.	Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.